UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

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☐           Preliminary Proxy Statement.
☐           Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐           Definitive Proxy Statement.
☒           Definitive Additional Materials.
☐           Soliciting Material Pursuant to § 240.14a-12.

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CSC Small Cap Value Fund
Solicitation Script
Meeting Date: January 19, 2012

Greeting:

Hello, is Mr./Ms. _____________ available please?

(IF SHAREHOLDER IS NOT A NATURAL PERSON, REQUEST TO SPEAK TO
REPRESENTATIVE AUTHORIZED TO VOTE ON SHAREHOLDER'S BEHALF.)

IF NOT AVAILABLE:  Is there a better time to reach Mr./Ms._____________?  Thank you.  I will try again later.

IF AVAILABLE WHEN CORRECT SHAREHOLDER/AUTHORIZED REPRESENTATIVE COMES ON THE LINE:

Hi Mr./Ms. _____________, my name is _____________ from Cove Street Capital and I am calling on behalf of the CSC Small Cap Value Fund.  You should have recently received proxy materials for the upcoming Special Meeting of Shareholders scheduled to be held on January 19, 2012 requesting you to vote.

IF MATERIAL NOT RECEIVED: I can resend the materials to you. Do you have an email address this can be sent to?
(IF YES: Type email address in the notes and read it back phonetically to the shareholder)

(IF NO: Continue with standard script)  Can you please verify your mailing address? (Verify entire address, including street name, number, town, state & zip)

Thank you. You should receive these materials shortly and the materials will inform you of the methods available to you to cast your vote, one of which is to call 1-866-796-7180.

IF MATERIAL RECEIVED:  Your vote is very important and must be received on or before January 19, 2012 if you are not planning on attending the meeting in person.  I would really appreciate it if you would complete your proxy card, sign it, date it and mail it back in the envelope provided.  If you would rather not vote by mail, you can always vote over the phone (provide phone number for telephone voting 1-866-796-7180 if requested) or the online with the control number found on your proxy card. Thank you again for your time today.  We really appreciate your help.

LEAVING A MESSAGE ON A SHAREHOLDER ANSWERING MACHINE:

Hello, my name is _____________ from Cove Street Capital and I am calling on behalf of the CSC Small Cap Value Fund.  You should have recently received proxy materials for the upcoming Special Meeting of Shareholders scheduled to be held on January 19, 2012 requesting you to vote.  Your vote is very important.  You can provide your vote quickly and easily by phone, online or by mail.  Your proxy card has all of the details or you may call us toll free at 1-866-796-7180 to answer any questions you may have.  Thank you in advance for your time and have a great day/evening.

CSC Small Cap Value Fund

PROXY SOLICITOR SCRIPT

Good (morning, afternoon, evening,) my name is (Full Name).

May I please speak with Mr./Mrs. (full name)?

(RE-GREET IF NECESSARY)

I am calling on behalf of a current investment with CSC Small Cap Value Fund.
I wanted to confirm that you have received the proxy material for the shareholder meeting scheduled for January 19th. Have you received that information?

(Pause For Response)

If “Yes” or positive response: If you’re not able to attend the meeting, I can record your voting instructions by phone. The Fund’s Board of Trustees is recommending a vote in favor.

If “No” or negative response:
I would be happy to review the meeting agenda and record your vote by phone.  The Board of Trustees is recommending a vote IN FAVOR, but you may also cast a vote AGAINST or ABSTAIN.

Would you like to vote along with the Board’s Recommendation? (Pause For Response)

Would you like to vote all of your accounts with CSC Small Cap Value Fund accordingly?
(Pause For Response)

Confirmation – I am recording your (in favor/against/abstain) vote.
 For confirmation purposes:
•	Please state your full name. (pause for response)
•	According to our records, you reside in (city, state, zip code). (pause)
•	To ensure that we have the correct address for the written confirmation, please state your street address. (pause for response)

Thank you.  You will receive written confirmation of your voting instructions within 3 to 5 business days.  Once you receive your confirmation, if you have any questions, feel free to contact us at the toll free number listed on the confirmation.  Mr. /Ms. ___________, your vote is important and your time is greatly appreciated.  Thank you and have a good (insert appropriate closing).

ANSERING MACHINE SCRIPT

Good Morning/Afternoon/Evening. This message is for Mr. /Mrs. ________________.

I am calling on behalf of your investment with CSC Small Cap Value Fund .

The special meeting of shareholders is scheduled to take place on January 19th, and your proxy vote has not yet been registered.

Please contact us at your earliest convenience at 1-866-796-7180 between the hours of 9:00am and 10:00pm Eastern time, Monday through Friday.

Your vote is very important. Thank you and have a Good Day/Evening.